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                                                                     Exhibit 3.1

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                         UNITED THERAPEUTICS CORPORATION

It is hereby certified that:

         1. The present name of the corporation (hereinafter called the "corporation") is United Therapeutics Corporation. The name under which the corporation was originally incorporated was Lung Rx, Inc.; and the date of filing the original certificate of incorporation of the corporation with the Secretary of State of the State of Delaware is June 26, 1996.

         2. The certificate of incorporation is hereby amended in its entirety as set forth in the Restated Certificate of Incorporation hereinafter provided for.

         3. The provisions of the certificate of incorporation of the corporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Amended and Restated Articles of Incorporation of United Therapeutics Corporation.

         4. The amendments and the restatement of the certificate of incorporation herein certified have been duly adopted by the stockholders in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

         5. The certificate of incorporation of the corporation, as amended and restated herein, shall at the effective time of this amended and restated certificate of incorporation, which shall not be the date of filing hereof but shall be a date no later than 90 days from the date of such filing as established by the Board of Directors, read as follows:

                                    ARTICLE I

                  The name of the corporation (hereinafter referred to as the "Corporation") is United Therapeutics Corporation.

                                   ARTICLE II

                  The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of the Registered agent is Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington Delaware.

                                   ARTICLE III

                  The period of duration of the Corporation is perpetual.

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                                   ARTICLE IV

                  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law ("DGCL").

                                    ARTICLE V

                  (a) The total number of shares of capital stock of all classes which the Corporation shall have the authority to issue is One Hundred Ten Million (110,000,000) shares, consisting of One Hundred Million (100,000,000) shares of Common Stock, par value $.01 per share, and Ten Million (10,000,000) shares of Preferred Stock, par value $.01 per share.

                  (b) The designations, voting powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the above classes of stock are as follows:

                  (i) Subject to the limitations hereinafter contained and to the requirements of the laws of the State of Delaware, authority is hereby vested in the Board of Directors of the Corporation to issue from time to time said Ten Million (10,000,000) shares of Preferred Stock in one or more series, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors. Without limiting the generality of the foregoing, in the resolution or resolutions providing for the issuance of such shares of each particular series of Preferred Stock, subject to the limitations hereinafter contained and to the requirements of the laws of the State of Delaware, the Board of Directors is also expressly authorized:

                           (A) to fix the distinctive serial designation of the
                  shares of any such series;

                           (B) to fix the consideration for which the shares of
                  any such series are to be issued;

                           (C) to fix the rate or amount per annum, if any, at
                  which the holders of the shares of any such series shall be entitled to receive dividends, the dates on which such dividends shall be payable, whether the dividends shall be cumulative or noncumulative, and if cumulative, to fix the date or dates from which such dividends shall be cumulative;

                           (D) to fix the price or prices at which, the times
                  during which, and the other terms, if any, upon which the shares of any such series may be redeemed;

                           (E) to fix the rights, if any, which the holders of
                  shares of any such series have in the event of dissolution or upon distribution of the assets of the Corporation;


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                           (F) to determine whether the shares of any such
                  series shall be made convertible into or exchangeable for other securities of the Corporation, including shares of the Common Stock of the Corporation or shares of any other series of the Preferred Stock of the Corporation, now or hereafter authorized, or any new class of preferred stock of the Corporation hereafter authorized, the price or prices or the rate or rates at which conversion or exchange may be made, and the terms and conditions upon which any such conversion right or exchange right shall be exercised;

                           (G) to determine whether a sinking fund shall be
                  provided for the purchase or redemption of shares of any series and, if so, to fix the terms and amount or amounts of such sinking fund;

                           (H) to determine whether the shares of any such
                  series shall have voting rights, and, if so, to fix the voting rights of the shares of such series; and

                           (I) to fix such other preferences and rights
                  privileges and restrictions applicable to any such series as may be permitted by law.

                  (ii) Subject to the prior rights of the holders of any shares of Preferred Stock, the holders of the Common Stock shall be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.

                  In the event of any voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, after the holders of the Preferred Stock then outstanding, if any, shall have received the full preferential amounts to which such holders may be entitled upon such voluntary or involuntary liquidation, dissolution, distribution of assets or winding up, the holders of Common Stock shall be entitled, to the exclusion of such holders of the Preferred Stock then outstanding, to receive all the remaining assets of the Corporation of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by them respectively. A consolidation, merger or reorganization of the Corporation with any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, shall not be considered a dissolution, liquidation or winding up of the Corporation within the meaning of the immediately preceding sentence.

                  Except as may otherwise by required by law, the By-Laws of the Corporation or this Certificate of Incorporation, each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record in the name of such stockholder on all matters voted upon by the stockholders, including the election of directors.

                  (c) The Corporation hereby declares that, as of the effective date of filing of this Amended and Restated Certificate of Amendment, each three outstanding shares of the Corporation's Common Stock, par value $.01 per share be converted and reconstituted into one share of Common Stock, par value $.01 per share. No fractional shares shall be issued upon such conversion and reconstitution, and the number of shares of Common Stock to be issued shall be


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rounded down to the nearest whole share.


                                   ARTICLE VI

                  All preemptive rights of shareholders are hereby denied, so that no shares of capital stock of the Corporation of any class whether now or hereafter authorized and no other security of the Corporation shall carry with it and no holder or owner of any share or shares of capital stock of the Corporation of any class whether now or hereafter authorized or of any other security of the Corporation shall have any preferential or preemptive right to acquire additional shares of capital stock of the Corporation of any class whether now or hereafter authorized or of any other security of the Corporation.

                  All cumulative voting rights are hereby denied, so that none of the capital stock of the Corporation of any class whether now or hereafter authorized or of any other security of the Corporation shall carry with it and no holder or owner of any share or shares of capital stock of the Corporation of any class whether now or hereafter authorized or of any other security of the Corporation shall have any right to cumulative voting in the election of directors or for any other purpose.

                  The foregoing provisions are not intended to modify or prohibit any provisions of any voting trust or agreement between or among holders or owners of shares of stock or other securities.

                                   ARTICLE VII

                  (a) Except as may be otherwise provided by law or in this Certificate of Incorporation, the business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation shall be fixed by, or in the manner provided in, the By-Laws of the Corporation. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered:

                           (i) to make, alter, amend or repeal the By-Laws of
                  the Corporation in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation, subject to the power of the stockholders, at the time entitled to vote, to alter, amend or repeal By-Laws made by the Board of Directors;

                           (ii) to fix from time to time the amount of net
                  profits of the Corporation or of its surplus to be reserved as working capital or for any other lawful purpose;

                           (iii) to authorize and issue obligations of the
                  Corporation, secured or unsecured, and to include therein such provisions as to redemption, conversion or other terms thereof as the Board of Directors in its sole discretion may determine, and to authorize the mortgaging or pledging, as security therefor, of any property of the Corporation, real or personal, including after-acquired property;


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                           (iv) to determine whether any, and if any, what part,
                  of the net profits of the Corporation or of its surplus shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition of such net profits or such surplus; and

                           (v) from time to time, without the vote or assent of
                  the stockholders, to issue additional shares of authorized Common Stock.

                  In addition to the powers and authorities herein or by law expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Certificate of Incorporation and of the By-Laws of the Corporation.

                  (b) No contract or other transaction of the Corporation shall be affected by the fact that any of the directors of the Corporation are in any way interested in or connected with any other party to such contract or transaction, or are themselves parties to such contract or transaction, provided that at the meeting of the Board of Directors or of the committee there of authorizing or confirming such contract or transaction there shall be present a quorum of directors not so interested or connected, and such contract or transaction shall be approved by a majority of such quorum, which shall consist of directors not so interested or connected.

                  (c) The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as the then total number of directors constituting the whole Board permits. If the number of directors is changed, any increase or decrease shall be apportioned by the Board of Directors among the three classes so that the number in each class shall be as nearly equal as possible. The term of office of each class shall expire at the third annual meeting of stockholders for election of directors following the election of such class, except that the initial term of office of the Class I directors shall expire at the annual meeting of stockholders in 2001, the initial term of office of the Class II directors shall expire at the annual meeting of stockholders in 2002 and the initial term of office of the Class III directors shall expire at the annual meeting of stockholders in 2003. At each annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at such meeting shall be elected to hold office for a term expiring as of the third succeeding annual meeting.

                                  ARTICLE VIII

                  (a) The Corporation shall to the fullest extent permitted by the laws of Delaware as the same now or may hereafter exist, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and


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reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this subsection (a) of this ARTICLE VIII or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

                  (b) Any indemnification required under subsection (a) of this
ARTICLE VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsection (a) of this ARTICLE
VIII. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

                  (c) Expenses (including attorneys' fees) incurred by an officer or a director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in or pursuant to this ARTICLE VIII.

                  (d) The indemnification and advancement of expenses provided by, or granted pursuant to paragraph (c) of this ARTICLE VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors, the By-Laws of the Corporation or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

                  (e) Without limiting the provisions of this ARTICLE VIII, the Corporation is authorized from time to time, without further action by the stockholders of the Corporation, to enter into agreements with any director or officer of the Corporation providing such rights of indemnification as the Corporation may deem appropriate, up to the maximum extent permitted by law. Any agreement entered into by the Corporation with a director may be authorized by the other directors, and such authorization shall not be invalid on the basis that similar agreements may have been or may thereafter be entered into with other directors.


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                  (f) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this ARTICLE VIII.

                  (g) The indemnification and advancement of expenses provided by, or granted pursuant to, this ARTICLE VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  (h) For purposes of this ARTICLE VIII, references to a corporation shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which if its separate existence had continued, would have had power and authority to indemnify its directors or officers so that a person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this
ARTICLE VIII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

                  (i) For purposes of this ARTICLE VIII, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by such director or officer with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this ARTICLE VIII.

                  (j) Persons who are not covered by the foregoing provisions of this ARTICLE VIII and who are or were employees or agents of the Corporation, or are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the fullest extent permitted by the laws of Delaware as the same now or may hereafter exist or to such lesser extent as the Board of Directors of the Corporation, in its discretion, may from time to time deem appropriate.

                                   ARTICLE IX

                  Except as otherwise provided in this Certificate of Incorporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected


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by consent in writing by such stockholders. A special meeting of stockholders may be called only by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors or by the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors or the President.

                                  ARTICLE VIII

                  Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors.

                                   ARTICLE XI

                  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director except (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit. Should the DGCL be amended hereafter so as to expand or limit the liability of a director, then the liability of a director of the Corporation shall be so expanded to the fullest extent required or so limited to the fullest extent permitted by such amendment without the need for amendment of this Certificate of Incorporation or further action on the part of the stockholders of the Corporation.

                                   * * * * * *


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                  IN WITNESS WHEREOF, said United Therapeutics Corporation, has caused this certificate to be signed by its President and Secretary, this ______ day of April, 1999.

                                            UNITED THERAPEUTICS CORPORATION


                                            BY  /s/ Martine Rothblatt
                                                -----------------------------
                                                Martine Rothblatt, President

ATTEST:


BY   /s/ Paul A. Mahon
    -------------------
    Paul A. Mahon, Secretary



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